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Exhibit 5.1

666 Third Avenue New York, NY 10017 212-935-3000 212-983-3115 fax www.mintz.com

June 25, 2015

NephroGenex, Inc.
3200 Beechleaf Ct., Suite 900
Raleigh, NC 27604

Ladies and Gentlemen:

        We have acted as counsel to NephroGenex, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-1, Registration No. 333-203530 (the "Registration Statement"), as amended, pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of $17.25 million worth of shares (the "Shares") of its common stock, $0.001 par value per share (the "Common Stock"). As used herein, the term "Shares" shall also include any additional shares of Common Stock which may be registered pursuant to any subsequent registration statement that the Company may file with the Commission pursuant to Rule 462(b) under the Securities Act ("Rule 462(b)") in connection with the offering contemplated by the Registration Statement. The Shares are to be sold to a group of underwriters (the "Underwriters") who will be parties to an Underwriting Agreement with the Company, the form of which Agreement has been filed as an exhibit to the Registration Statement. All of the Shares are being registered for sale to the Underwriters by the Company. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

        In connection with this opinion, we have examined the Registration Statement, the draft Underwriting Agreement, Restated Certificate of Incorporation and Restated Bylaws of the Company, both as currently in effect, minutes of meeting of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, statements and representations of officers and other representatives of the Company and such other documents as we have deemed necessary for purposes of rendering the opinions in the letter.

        In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

        Based upon the foregoing and subject to the limitations set forth below, we are of the opinion that the Shares, when issued by the Company and delivered by the Company against payment therefore as contemplated by the Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable shares of the Common Stock.

        Our opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

        It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

BOSTON | LONDON | LOS ANGELES | NEW YORK | SAN DIEGO | SAN FRANCISCO | STAMFORD | WASHINGTON

        We are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is rendered as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that affect any matters or opinions set forth herein.

        We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement and in any registration statement pursuant to Rule 462(b). In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,
/s/ Mintz, Levin, Cohn, Ferris Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

BOSTON | LONDON | LOS ANGELES | NEW YORK | SAN DIEGO | SAN FRANCISCO | STAMFORD | WASHINGTON

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  Exhibit 5.1